EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Rada Electronic Industries Ltd. 2003 Employee Stock Option Plan, of our report dated June 23, 2003, with respect to the consolidated financial statements of Rada Electronic Industries Ltd. and its subsidiary included in the Annual Report (Form 20-F) of Rada Electronic Industries Ltd. for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                         /s/ Luboshitz Kasierer
                                            Luboshitz Kasierer
                           An affiliate member of Ernst & Young International




Tel Aviv, Israel
December 22, 2003



Luboshitz Kasierer is an affiliate member of Ernst & Young International